As filed with the Securities and Exchange Commission on July 3, 2003

Registration No. 333-10338

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

THE NEWS CORPORATION LIMITED

(Exact name of registrant as specified in its charter)

Australia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Holt Street

Surry Hills, New South Wales 2010, Australia

(Country Code 61) 2-9-288-3000

(Address and telephone number of Registrant’s principal executive offices)

Arthur M. Siskind, Esq.

The News Corporation Limited

c/o News America Incorporated

1211 Avenue of the Americas

New York, New York 10036

(212) 852-7000

(Name, address and telephone number of agent for service)

NEWS AMERICA SAVINGS PLAN II

(Full title of the plan)

Copy of communications to:

Jeffrey W. Rubin, Esq.

Hogan & Hartson L.L.P.

875 Third Avenue

New York, New York 10022

EXPLANATORY STATEMENT

On May 10, 1999, The News Corporation Limited (the “Company”) filed a Registration Statement on Form S-8 (SEC File Number 333-10338) with respect to the News America Savings Plan II (“Savings Plan II”), registering thereunder 500,000 Ordinary Shares and 500,000 Preferred Limited Voting Ordinary Shares of the Company. On or about August 17, 2001, the Company merged Savings Plan II into the News America Savings Plan (“Savings Plan”) and thereupon Savings Plan II terminated. This Post-Effective Amendment No. 1 to Registration Statement No. 333-10338 is being filed because the shares under Savings Plan II are being transferred to Savings Plan. Accordingly, a total of 500,000 Ordinary Shares and 500,000 Preferred Limited Voting Ordinary Shares previously registered under Savings Plan II are hereby transferred from Savings Plan II to Savings Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-10338 to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, New York on the 3rd day of July 2003.

THE NEWS CORPORATION LIMITED

By:	/S/ K. RUPERT MURDOCH
K. Rupert Murdoch
Chairman and Chief Executive

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints K. Rupert Murdoch, David F. DeVoe and Arthur M. Siskind, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ K. RUPERT MURDOCH K. Rupert Murdoch	Chairman, Chief Executive and Executive Director (Principal Executive Officer)	July 3, 2003

/S/ DAVID. F. DEVOE David F. DeVoe	Chief Financial Officer Finance Director and Executive Director (Principal Financial Officer and Principal Accounting Officer)	July 3, 2003

/S/ PETER CHERNIN Peter Chernin	President, Chief Operating Officer and Executive Director	July 3, 2003

Signature	Title	Date

/S/ LACHLAN K. MURDOCH Lachlan K. Murdoch	Executive Director	July 3, 2003

/S/ JAMES MURDOCH James Murdoch	Executive Director	July 3, 2003

/S/ ARTHUR M. SISKIND Arthur M. Siskind	Executive Director, Authorized Representative in the United States	July 3, 2003

/S/ CHASE CAREY Chase Carey	Non-Executive Director	July 3, 2003

/S/ KENNETH E. COWLEY Kenneth E. Cowley	Non-Executive Director	July 3, 2003

Aatos Erkko	Non-Executive Director

/S/ ANDREW S.B. KNIGHT Andrew S.B. Knight	Non-Executive Director	July 3, 2003

/S/ THOMAS J. PERKINS Thomas J. Perkins	Non-Executive Director	July 3, 2003

/S/ STANLEY S. SHUMAN Stanley S. Shuman	Non-Executive Director	July 3, 2003

/S/ GEOFFREY C. BIBLE Geoffrey C. Bible	Non-Executive Director	July 3, 2003

Signature	Title	Date

/S/ RODERICK I. EDDINGTON Roderick I. Eddington	Non-Executive Director	July 3, 2003

Graham J. Kraehe	Non-Executive Director

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